                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                 FORM 8-K/A

                               CURRENT REPORT

                             AMENDMENT NO. ONE

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) January 17, 1995
                                                 -----------------

                            TRANS-LUX CORPORATION
             -------------------------------------------------
             (Exact name of registrant as specified in charter)


         Delaware                 1-2257             13-1394750
----------------------------------------------------------------
(State or other jurisdiction    (Commission     (I.R.S. Employer
of incorporation)               File Number)    Identification No.)


                110 Richards Avenue, Norwalk, CT  06856-5090
                --------------------------------------------
                  (Address of principal executive offices)

Registrant's telephone number, including area code: (203) 853-4321
                                                    --------------


   -------------------------------------------------------------
   (Former name or former address, if changed since last report)

Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits

          (a)  Financial Statements of Business Acquired

          1 - Independent Auditors' Report, Balance Sheet as of March 31, 1994 (As Restated), Statement of Operations and Retained Earnings for the year ended March 31, 1994 (As Restated), Statement of Cash Flows for the year ended March 31, 1994 (As Restated) and Notes to Financial Statements.

          2 - Balance Sheet as of December 31, 1994, Statements of Operations and Retained Earnings for the nine months ended December 31, 1994 and December 31, 1993, Statements of Cash Flows for the nine months ended December 31, 1994 and December 31, 1993 and Note to Financial Statements (unaudited).

          (b)  Pro Forma Financial Information

               Unaudited Pro Forma Consolidated Balance Sheet as of December 31,1994, Unaudited Pro Forma Consolidated Income Statement for the year ended December 31, 1994 and Note to Pro Forma Financial Statements.



                                 SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   TRANS-LUX CORPORATION


                                   By:/s/ Angela D. Toppi
                                      Angela D. Toppi
                                      Chief Financial Officer

Dated:  March 31, 1995

                   INTEGRATED SYSTEMS ENGINEERING, INC.

                   Financial Statements for the
                   Year Ended March 31, 1994 (As Restated)
                   And Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT


The Board of Directors of
  Trans-Lux Corporation:

We have audited the accompanying balance sheet of Integrated Systems Engineering, Inc. as of March 31, 1994, and the related statements of operations and retained earnings, and of cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements (as restated, see Note 10) present fairly, in all material respects, the financial position of the Company as of March 31, 1994, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, the Company changed its method of accounting for income taxes effective April 1, 1993 to conform with Statement of Financial Accounting Standards No. 109.



/s/ Deloitte & Touche LLP
Salt Lake City, Utah
February 3, 1995

INTEGRATED SYSTEMS ENGINEERING, INC.

BALANCE SHEET, MARCH 31, 1994 (RESTATED, SEE NOTE 10)

ASSETS
CURRENT ASSETS:
  Cash and cash equivalents (Note 1)                           $    3,407
  Receivables:
    Trade - net of allowance for doubtful accounts of $92,631
    (Notes 5 and 6)                                               333,413
    Other                                                          27,049
    Income tax refund (Notes 1 and 8)                              22,297
  Inventories (Notes 1, 3, 5, and 6)                            1,046,827
  Prepaid expenses                                                 74,403
  Deferred tax asset (Notes 1 and 8)                               58,623
                                                               ----------
       Total current assets                                     1,566,019

PROPERTY, PLANT AND EQUIPMENT - Net (Notes 1, 2, 4, and 6)      1,372,580

OTHER ASSETS:
  Purchased technology, patents, and trademark - net
    of accumulated amortization of $615,163 (Note 1)              434,270
  Goodwill - net of accumulated amortization of
    $26,666 (Note 1)                                               73,334
  Deferred tax asset (Notes 1 and 8)                              123,740
                                                               ----------
TOTAL                                                          $3,569,943
                                                               ==========
LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
  Note payable to bank (Note 5)                                $  257,715
  Current maturities of long term-debt (Note 6)                   345,928
  Accounts payable - trade                                        291,020
  Accrued expenses:
    Payroll and related taxes                                     174,182
    Other                                                         102,960
  Customer deposits                                               177,772
  Accrued dealer credits                                           19,976
                                                               ----------
         Total                                                  1,369,553
                                                               ----------
LONG-TERM DEBT (Note 6)                                           902,276
                                                               ----------
COMMITMENTS AND CONTINGENCIES (Notes 6 and 7)








STOCKHOLDER'S EQUITY:
  Common stock - $1 par value; 75,000 shares authorized;
    29,488 shares issued                                           29,488
  Additional paid-in capital                                    1,185,238
  Retained earnings                                               823,969
  Notes receivable - related parties (Notes 2 and 9)             (740,581)
                                                               ----------
          Total stockholder's equity                            1,298,114
                                                               ----------
TOTAL                                                          $3,569,943
                                                               ==========
 See notes to financial statements.

INTEGRATED SYSTEMS ENGINEERING, INC.

STATEMENT OF OPERATIONS AND RETAINED EARNINGS
FOR THE YEAR ENDED MARCH 31, 1994 (RESTATED, SEE NOTE 10)

SALES                                                     $5,159,156

COST OF GOODS SOLD                                         3,050,761
                                                          ----------
GROSS PROFIT                                               2,108,395
                                                          ----------
OPERATING EXPENSES:
  Selling                                                    646,396
  General and administrative                                 638,782
  Research and development                                   359,590
  Depreciation and amortization (Note 1)                     177,766
                                                          ----------
       Total operating expenses                            1,822,534
                                                          ----------
INCOME FROM OPERATIONS                                       285,861
                                                          ----------
OTHER INCOME (EXPENSE):
  Interest expense                                          (118,374)
  Other income (Note 2)                                      149,932
                                                          ----------
       Total other income - net                               31,558
                                                          ----------
INCOME BEFORE INCOME TAXES AND CUMULATIVE
  EFFECT OF CHANGE IN ACCOUNTING FOR INCOME TAXES            317,419

PROVISION FOR INCOME TAXES (Notes 1 and 8)                  (123,856)
                                                          ----------
INCOME BEFORE CUMULATIVE EFFECT OF CHANGE
  IN ACCOUNTING FOR INCOME TAXES                             193,563

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  FOR INCOME TAXES (Notes 1 and 8)                           253,521
                                                          ----------
NET INCOME                                                   447,084

RETAINED EARNINGS, BEGINNING OF YEAR                         376,885
                                                          ----------
RETAINED EARNINGS, END OF YEAR                            $  823,969
                                                          ==========
See notes to financial statements.

INTEGRATED SYSTEMS ENGINEERING, INC.

STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED MARCH 31, 1994 (RESTATED, SEE NOTE 10)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                              $  447,084
  Adjustments to reconcile net income to net cash
  provided by operating activities:
    Cumulative effect of change in accounting for
    income taxes                                            (253,521)
    Depreciation and amortization                            296,842
    Bad debt expense                                          22,412
    Additions to reserve for obsolete inventory               55,606
    Deferred tax provision                                    71,158
    Changes in operating assets and liabilities:
      Receivables (other than notes receivable)               77,898
      Inventories                                           (127,472)
      Prepaid expenses                                       (35,245)
      Accounts payable - trade                               101,274
      Accrued expenses                                        74,486
      Customer deposits                                       42,896
      Accrued dealer credits                                  (5,874)
                                                          ----------
          Net cash provided by operating activities          767,544
                                                          ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment                (137,127)
  Cash advanced for note receivable from related parties    (439,449)
  Payments received on note receivable from related parties   22,342
                                                          ----------
          Net cash used in investing activities             (554,234)
                                                          ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on note payable to bank                          (211,517)
  Proceeds from long-term debt                               250,000
  Principal payments on long-term debt                      (315,364)
                                                          ----------
          Net cash used in financing activities             (276,881)
                                                          ----------
NET DECREASE IN CASH AND CASH EQUIVALENTS                    (63,571)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                66,978
                                                          ----------
CASH AND CASH EQUIVALENTS AT END OF YEAR                  $    3,407
                                                          ==========
See notes to financial statements.

INTEGRATED SYSTEMS ENGINEERING, INC.

STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED MARCH 31, 1994 (RESTATED, SEE NOTE 10)

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for:

    Interest                                              $  118,300
                                                          ==========

    Income taxes                                          $   75,000
                                                          ==========

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING
ACTIVITIES:

During the year ended March 31, 1994, the Company entered into notes payable of $18,166 in connection with the purchase of an automobile (see Note 6). In addition, the Company traded in an old automobile with a net book value of $9,266 towards the purchase of the above mentioned automobile which is included in the carrying cost of the new automobile. The Company also financed the purchase of an airplane, equipment, and certain building improvements with notes payable in the amount of $430,000.

In 1994, the Company also received an airplane and other fixtures valued at $181,417 as payment on notes receivable from a related company (see Note 2).

See notes to financial statements.

INTEGRATED SYSTEMS ENGINEERING, INC.

NOTES TO FINANCIAL STATEMENTS

1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Integrated Systems Engineering, Inc. (the "Company") was incorporated in the State of Utah in March 1973. The Company manufactures computerized electronic signs. The following is a summary of the Company's significant accounting and reporting policies:

Inventories - Inventories are stated at the lower of cost (on a first-in, first-out basis) or market.

Property, Plant and Equipment - Property, plant, and equipment is stated at cost. Depreciation and amortization is provided over the estimated useful lives of the assets using the straight-line and accelerated methods, as noted below:

      Building and improvements     -    20 - 25 years
      Machinery and equipment       -    3 - 5 years
      Autos, trucks and airplanes   -    5 years
      Furniture and fixtures        -    3 - 5 years

Purchased Technology, Patents, and Trademark and Goodwill - Purchased technology, patents, and trademark are stated at cost. Purchased technology and patents are being amortized using the straight-line method over 17 years. The purchased trademark is being amortized using the straight-line method over 10 years. Goodwill is being amortized using the straight-line method over 40 years.

Income Taxes - Effective April 1, 1993, the Company adopted the provisions of Statement of Financial Accounting Standards No. 109 (FAS 109), "Accounting for Income Taxes". FAS 109 requires an asset and liability approach for financial accounting and reporting for income taxes which differs from the method previously utilized. Prior to the adoption of FAS 109, the Company accounted for income taxes in accordance with Statement of Financial Accounting Standards No. 96. Deferred income taxes are provided for temporary differences in income for financial statement purposes and income tax purposes.

The change in accounting for income taxes had no effect on income before taxes in 1994; net income for 1994 was increased $253,521 for the cumulative effect of the change in accounting related to the years prior to 1994, which were not restated.

Statement of Cash Flows - For purposes of the statement of cash flows, the Company considers all interest-bearing deposits with an original maturity date of three months or less to be cash equivalents.

2.   ADVANCES AND NOTES RECEIVABLE

During the year ended March 31, 1994, the Company received an airplane and other fixtures valued at $181,417 from Aero Engineering, Inc. ("Aero"), a business owned by the Company's president and sole stockholder, as payments on amounts previously advanced to Aero in the amount of $298,003. In addition, during the year ended March 31, 1994, the Company advanced $623,995 to Aero and leased employees to Aero at a cost of $256,769. The Company did not recognize the amount for leased employees as income since Aero reimbursed the Company for the actual cost of the employees.

Additionally, the Company recognized $38,451 in interest income from the advances receivable described above and recognized $26,642 in lease income from Aero for the rental of hanger space and equipment to Aero. Agreements were entered into during the year ended March 31, 1994 between the Company and Aero formalizing $715,746 in unsecured, short-term advances receivable from Aero at an interest rate of 8.5%. Advances in the amount of $24,835 were not formalized into notes (see Note
9). Such amounts have been presented as a reduction of stockholder's equity.

3.   INVENTORIES

     Inventories consisted of the following at March 31, 1994:

        Raw materials                       $  602,693
        Work-in process                        231,587
        Finished goods                         174,412
        Supplies                               180,634
        Reserve for obsolete inventory        (142,499)
                                            ----------
        Total                               $1,046,827
                                            ==========

4.   PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consisted of the following at March 31, 1994:

        Land                                $   78,787
        Building and improvements              909,584
        Machinery and equipment              1,315,182
        Autos, trucks and airplane             678,120
        Furniture and fixtures                 417,789
                                            ----------
        Total                                3,399,462
        Less accumulated depreciation       (2,026,882)
                                            ----------
        Property, plant and equipment-net   $1,372,580
                                            ==========


5.   NOTE PAYABLE

The Company has a line of credit of $650,000 available from a bank under which the Company had borrowed $257,715 at March 31, 1994. The line of credit expires June 1995 (as extended) and bears interest payable quarterly at the bank's prime lending rate (6% at March 31, 1994) plus 1.5% and is collateralized by trade receivables, inventories, and the personal guaranty of the Company's stockholder and his wife. In January 1995, all amounts outstanding under this line were paid in full (see Note
9).

6.   LONG-TERM DEBT

     Long-term debt consisted of the following at March 31, 1994:

Note payable to a bank; payable in monthly
installments of $9,922, including interest at the
bank's prime rate (6% at March 31, 1994) plus 1%,
through November 1996; collateralized by land,
buildings, machinery and equipment, assignment of
life insurance policy and personal guaranty of the
Company's stockholder and his wife                   $  285,371

Note payable to the Small Business Administration;
payable in monthly installments of $6,298, including
interest at 8.858%, through January 1997;
collateralized by land, buildings, machinery and
equipment, and personal guaranty of the Company's
stockholder                                             176,995

Note payable to Bear River Association of
Governments; payable in monthly installments of $900,
including interest at 9%, through January 2007;
collateralized by land, machinery and equipment, and
personal guaranty of the Company's stockholder           76,072

Note payable to a bank; payable in monthly
installments of $3,793, including interest at the
bank's prime rate (6% at March 31, 1994) plus 1%,
through May 1994; collateralized by machinery and
equipment                                                 2,111

Note payable to Utah Technology Finance Corporation,
non-interest bearing, payable as royalty of 3% of
revenues                                                 42,655

Installment contract payable to a bank; payable in
monthly installments of $736 at the bank's prime rate
(6% at March 31, 1994) plus 1.75%, through January
1996; collateralized by an airplane                      12,412



Note payable to a bank; payable in monthly
installments of $2,215, including interest at the
bank's prime rate (6% at March 31, 1994) plus 1.5%,
through February 1998; collateralized by building
improvements                                             87,991

Note payable to The CIT Group/Equipment Financing,
Inc.; payable in monthly installments of $6,870,
including interest at 7.85%, through February 1999;
collateralized by an airplane                           335,355

Note payable to a bank; payable in monthly
installments of $5,035, including interest at the
bank's prime rate (6% at March 31, 1994) plus 1.75%,
through March 1998; collateralized by machinery,
equipment, inventory, accounts receivable, and a
building                                                211,076

Note payable to a bank; payable in monthly
installments of $360, including interest at the
bank's prime rate (6% at March 31, 1994) plus 1%,
through March 1999; collateralized by an automobile      18,166
                                                     ----------
Total                                                 1,248,204
Less current maturities                                 345,928
                                                     ----------
Long-term portion                                    $  902,276
                                                     ==========

In January 1995, all of the above notes were paid in full (see
Note 9). Future maturities of long-term debt as of March 31, 1994 were as follows:

   Year ending March 31:
    1995                              $  345,928
    1996                                 324,465
    1997                                 276,668
    1998                                 166,972
    1999                                  82,743
    Thereafter                            51,428
                                      ----------

   Total                              $1,248,204
                                      ==========











7.   PROFIT SHARING PLAN

The Company has a defined contribution profit sharing plan covering all employees qualifying as to age and length of service. The Company's annual amount contributed to the plan is equal to 2% of the qualified compensation of plan participants. Contributions are fully vested upon completion of 7 years of service. The Company expensed contributions of $22,705 to the plan for the year ended March 31, 1994.

8.   INCOME TAXES

     Effective April 1, 1993, the Company adopted the provisions of FAS 109, "Accounting for Income Taxes" (see Note 1).

     Deferred tax assets and liabilities as of March 31, 1994 consisted of the following temporary differences and carryforward items:

                                                           Long-
                                            Current        Term
     ASSETS:
       Net operating loss carryforward                  $ 87,286
       Alternative minimum taxes                          53,328
       Business credit                                    31,304
       Bad debt allowance                   $35,200
       Warranty reserve                      13,300
       Other                                 10,123        1,187
                                            -------     --------
       Total                                 58,623      173,105
                                            -------     --------
     LIABILITIES - Depreciation                          (49,365)
                                            -------     --------
     NET DEFERRED TAXES                     $58,623     $123,740
                                            =======     ========

     Tax expense for the year ended March 31, 1994 consisted of the following:
       Current                             $ 52,698
       Deferred                              71,158
                                           --------
       Total                               $123,856
                                           ========

     The difference between income taxes at the federal statutory rate and the effective rate for income taxes reported in the financial statements differs for the following reasons:

       Federal statutory rate                  35 %
       State income taxes                       5 %
       Graduated rates                         (1)%
                                               ----
       Effective rate                          39 %
                                               ====


     At March 31, 1994 for federal income tax return purposes, the Company had approximately $230,000 of net operating loss carryforwards available to offset taxable income of future years. The carryforwards expire in 2003.

9.   SUBSEQUENT EVENT

On January 17, 1995, Trans-Lux ISE Corporation, a wholly owned subsidiary of Trans-Lux Corporation, acquired all the outstanding shares of the Company for an aggregate purchase price of approximately $2,700,000 plus payment for non-compete and consulting fees. In connection with the closing of the sale, the notes and advances receivable from the former stockholder and affiliate (in the approximate amount of $658,000) were paid (see Note 2). The outstanding balances owing under the line of credit (see Note 5) and the long-term debt of the Company (see Note 6) were paid in full from funds advanced to the Company from Trans-Lux ISE Corporation.

10.  ADJUSTMENTS TO FINANCIAL STATEMENTS

Subsequent to the Company's previous issuance of its unaudited financial statements for the year ended March 31, 1994, the Company has determined that certain amounts in its previously issued financial statements require adjustment. Such adjustments consist principally of increases in the allowance for doubtful accounts, accounts payable and accrued warranty expense. In addition, in the course of preparing financial statements to be included in an 8-K filing with the Securities and Exchange Commission, the Company reclassified notes receivable from related parties from current assets to stockholder's equity. Accordingly, the accompanying financial statements for the year ended March 31, 1994 have been restated. A summary of the principal effects of the restatement is as follows:

                                            As Previously    Effect of       As
                                               Reported     Adjustments    Restated
Balance Sheet as of March 31, 1994:
  Trade receivables                          $  363,325     $ (29,912)   $  333,413
  Current deferred tax asset                     23,833        34,790        58,623
  Property, plant and equipment               1,376,525        (3,945)    1,372,580
  Accounts payable                              268,324        22,696       291,020
  Other accrued expenses                         67,960        35,000       102,960
  Retained expenses                             880,732       (56,763)      823,969
  Total stockholder's equity                  2,095,458      (797,344)    1,298,114

Statement of Operations for the year:
  ended December 31, 1994:
  Cost of goods sold                         $2,993,065       $57,696    $3,050,761
  General and administrative expenses           608,870        29,912       638,782
  Research and development expenses             355,645         3,945       359,590
  Provision for income taxes                    158,646       (34,790)      123,856
  Net income                                    503,847       (56,763)      447,084


INTEGRATED SYSTEMS ENGINEERING, INC.
BALANCE SHEET
DECEMBER 31, 1994 (UNAUDITED)
-------------------------------------------------------

ASSETS
CURRENT ASSETS:
 Cash and cash equivalents                                                $                      $        224
 Receivables:
  Trade - net of allowance for doubtful accounts of $93,471                                           387,106
  Other                                                                                                18,263
  Tax refund                                                                                           36,000
 Inventories:
     Raw materials                                                            538,078
     Work-in-process                                                          154,302
     Finished goods                                                           388,313
     Less Reserve for obsolete inventory                                      (58,331)
                                                                          ------------              1,022,362
 Prepaid expenses                                                                                      52,500
 Deferred tax asset                                                                                    58,623
                                                                                                  -----------
     Total current assets                                                                           1,575,078

PROPERTY, PLANT AND EQUIPMENT                                               3,022,501
     Less Accumulated depreciation                                         (2,034,073)
                                                                          ------------                988,428
OTHER ASSETS:
 Purchased technology, patents, and trademark - net of accumulated
  amortization of $662,831                                                                            386,602
 Goodwill - net of accumulated amortization of $28,541                                                 71,459
 Deferred tax asset                                                                                   123,740
                                                                                                  -----------
TOTAL                                                                                            $  3,145,307
                                                                                                  ===========
LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
 Note payable to bank                                                                                 368,186
 Current maturities of long term-debt                                                                 326,076
 Accounts payable - trade                                                                             374,134
 Accrued expenses:
  Payroll and related taxes                                                                           333,633
  Other                                                                                                84,845
 Customer deposits                                                                                     72,227
 Accrued dealer credits                                                                                 3,666
                                                                                                  -----------
     Total                                                                                          1,562,767
                                                                                                  -----------
LONG-TERM DEBT                                                                                        528,586
                                                                                                  -----------
STOCKHOLDER'S EQUITY:
 Common stock - $1 par value; 75,000 shares authorized;
  29,488 shares issued                                                                                 29,488
 Additional paid-in capital                                                                         1,185,238
 Retained earnings                                                                                    813,353
 Notes receivable - related parties                                                                  (974,125)
                                                                                                  -----------
     Total stockholder's equity                                                                     1,053,954
                                                                                                  -----------
TOTAL                                                                                            $  3,145,307
                                                                                                  ===========

See note to financial statements.

INTEGRATED SYSTEMS ENGINEERING, INC.
STATEMENT OF OPERATIONS AND RETAINED EARNINGS
FOR THE NINE MONTHS ENDED DECEMBER  31, 1994 AND 1993 (UNAUDITED)
------------------------------------------------------------------

                                                                                   1994                  1993
SALES                                                                      $  3,548,612          $  4,017,609

COST OF GOODS SOLD                                                            2,100,105             2,349,449
                                                                            -----------          ------------
GROSS PROFIT                                                                  1,448,507             1,668,160
                                                                            -----------          ------------
OPERATING EXPENSES:
 Selling                                                                        439,398               480,100
 General and administrative                                                     799,772               443,583
 Research and development                                                       239,208               272,507
 Depreciation and amortization                                                  126,959               131,777
                                                                             ----------          -------------
     Total operating expenses                                                 1,605,337             1,327,967
                                                                             ----------          -------------
INCOME (LOSS) FROM OPERATIONS                                                  (156,830)              340,193
                                                                             ----------          -------------
OTHER INCOME (EXPENSE):
 Gain on sale of assets                                                          87,179                     0
 Interest expense                                                              (106,144)              (91,431)
 Other income                                                                   165,279               113,747
                                                                             ----------          -------------
     Total other income - net                                                   146,314                22,316
                                                                             ----------          -------------
INCOME (LOSS)  BEFORE INCOME TAXES                                              (10,516)              362,509

PROVISION FOR INCOME TAXES                                                         (100)              (50,328)
                                                                             ----------          -------------
INCOME BEFORE CUMULATIVE EFFECT OF CHANGE
  IN ACCOUNTING FOR INCOME TAXES                                                (10,616)              312,181

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  FOR INCOME TAXES                                                                    0               253,521
                                                                             ----------          -------------
NET INCOME                                                                      (10,616)              565,702

RETAINED EARNINGS, BEGINNING OF PERIOD                                          823,969               376,886
                                                                             ----------          -------------
RETAINED EARNINGS, END OF PERIOD                                           $    813,353          $    942,588
                                                                              =========             =========

See note to financial statements.

INTEGRATED SYSTEMS ENGINEERING, INC.
STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED DECEMBER 31, 1994 AND 1993 (UNAUDITED)
-----------------------------------------------------------------

                                                                                   1994                  1993

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss)                                                         $    (10,616)         $    312,181
 Adjustments to reconcile net income to net cash provided
 by operating activities:
  Depreciation and amortization                                                 219,311               225,605
  Bad debt expense                                                                 (840)              (11,764)
  Additions to reserve for obsolete inventory                                   (84,168)               61,633
  Changes in operating assets and liabilities:
   Receivables (other than notes receivable)                                    (57,770)               41,486
   Inventories                                                                  108,633               (63,376)
   Prepaid expenses                                                              21,903               (36,884)
   Accounts payable - trade                                                      83,114                (4,094)
   Accrued expenses                                                             141,336                28,751
   Customer deposits                                                           (105,545)              (50,699)
   Accrued dealer credits                                                       (16,310)               (5,416)
                                                                             -----------         -------------
     Net cash provided by operating activities                                  299,048               497,423
                                                                             -----------         -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property, plant and equipment                                    (114,520)             (284,998)
 Cash advanced for note receivable from related parties                        (233,544)             (271,309)
 Payments received on note receivable from related parties                            0                25,471
 Proceeds from sale of assets                                                   328,904                     0
                                                                             -----------         -------------
     Net cash used in investing activities                                      (19,160)             (530,836)
                                                                             -----------         -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Net proceeds from (payments on) note payable to bank                           110,471               (45,209)
 Proceeds from long-term debt                                                   133,000               250,000
 Principal payments on long-term debt                                          (526,542)             (235,766)
                                                                             -----------         -------------
     Net cash used in financing activities                                     (283,071)              (30,975)
                                                                             -----------         -------------
NET DECREASE IN CASH AND CASH EQUIVALENTS                                        (3,183)              (64,388)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                  3,407                66,978
                                                                             -----------         -------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                 $        224          $      2,590
                                                                              =========            ===========

Interest Paid                                                              $    103,590          $     85,973
Income Taxes Paid                                                                18,000                56,870


See note to financial statements

INTEGRATED SYSTEMS ENGINEERING, INC.
NOTE TO FINANCIAL STATEMENTS
DECEMBER 31, 1994
UNAUDITED
-------------------

NOTE 1 - Basis for Presentation

Financial information included herein is unaudited, however, such information reflects all adjustments which are, in the opinion of management, necessary for the fair presentation of the financial statements for the interim periods. The results for the interim periods are not necessarily indicative of the results to be expected for the full year. It is suggested that the financial statements be read in conjunction with the financial statements and notes included in the Company's audited financial statements for the year ended March 31, 1994.

    TRANS-LUX CORPORATION AND SUBSIDIARIES
    UNAUDITED PRO FORMA FINANCIAL INFORMATION

    On January 17, 1995, the Company, through its subsidiary Trans-Lux ISE Corporation, acquired all of the capital stock of Integrated Systems Engineering, Inc. ("ISE"), a Utah corporation located in Logan, Utah, for a cash purchase price of approximately $2.7 million plus payment for noncompete and consulting fees. The purchase was financed by working capital and a new loan and security agreement for $3.3 million.

    On the date of acquisition the Company retired the long-term debt of ISE of approximately $1.3 million.

    ISE is a manufacturer of electronic outdoor display equipment and Trans-Lux ISE Corporation plans to continue those activities. Assets include land, building, machinery and equipment, accounts receivable and inventory. The purchase price allocation used in the pro forma information is based on estimated fair values and is subject to change as additional information becomes known.

    The Company's preliminary pro forma financial results are presented to provide information on the impact of the acquisition of ISE to the results of operations of the Company for the year ended December 31, 1994. Pro forma financial information reflects the Company's preliminary pro forma results of operations as if the acquisition had occurred as of January 1, 1994.

    The pro forma financial information should be read in conjunction with the Company's consolidated financial statements. The preliminary pro forma information does not purport to represent what the Company's results of operations or financial position would have been if the acquisition, in fact, had occurred on January 1, 1994, or to project the Company's results of operations or financial position for any future period or at any future date.

    Trans-Lux Corporation and Subsidiaries
    Preliminary Pro Forma Balance Sheet
    December 31, 1994 (Unaudited)
    --------------------------------------

                                                                           PRO FORMA        PRO FORMA
                                                        HISTORICAL        ADJUSTMENT         RESULTS
                                                        -----------      ------------      -----------
    Assets
    ----------
     Current assets                                      $6,154,000        $1,099,000       $7,253,000

     Long-term assets                                    47,153,000         3,462,000       50,615,000
                                                        ------------       ----------      -----------
    Total assets                                        $53,307,000        $4,561,000      $57,868,000
                                                        ===========        ==========       ==========
    Liabilities and Stockholders' Equity
    -------------------------------------
     Current liabilities                                 $8,237,000        $1,689,000       $9,926,000

     Long-term liabilities                               24,546,000         2,747,000       27,293,000

     Stockholders' equity                                20,524,000           125,000       20,649,000
                                                        ------------       ----------      -----------
    Total Liabilities and Stockholders' equity          $53,307,000        $4,561,000      $57,868,000
                                                        ===========        ==========      ===========


    Trans-Lux Corporation and Subsidiaries
    Preliminary Pro Forma Income Statement
    For the year ended December 31, 1994 (Unaudited)
    ------------------------------------------------

                                                                           PRO FORMA        PRO FORMA
                                                        HISTORICAL        ADJUSTMENT         RESULTS
                                                        -----------       -----------      -----------
    Gross revenues                                      $33,742,000        $4,542,000      $38,284,000
                                                         ==========        ==========       ==========

    Gross profit from operations                        $14,329,000        $2,717,000      $17,046,000
                                                         ==========        ==========       ==========

    Net income                                           $1,314,000          $125,000       $1,439,000
                                                         ==========        ==========       ==========

    Shares-Primary                                        1,260,492                          1,260,492

    Earnings per share-Primary (1)                            $1.04             $0.10            $1.14
                                                         ==========        ==========       ==========

    Shares-Fully diluted                                  1,943,317                          1,943,317

    Earnings per share-Fully diluted (1)                      $0.94             $0.10            $1.04
                                                         ==========        ==========       ==========


    (1) The historical 1994 information reflects the positive impact of a settlement of a prior year assessment of income taxes and related interest expense incurred from a 1986 state income tax audit of approximately $360,000 ($0.29 EPS-primary and $0.18 EPS-fully diluted).

    TRANS-LUX CORPORATION AND SUBSIDIARIES
    NOTE TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
    (Unaudited)

    Note 1 - Basis of Presentation

    The purchase price of approximately $2.7 million was allocated to cash, accounts receivable, inventories, intangibles, deferred tax asset, and property plant and equipment based on the estimated fair market values at the date of purchase. Property, plant and equipment are being depreciated over their useful lives using the straight line method. Goodwill is being amortized using the straight line basis over twenty years. Taxes on income are accrued at an estimated effective rate of 39%.

    Additional pro forma adjustments include the payment of ISE's existing long-term debt and the assumption of new long-term debt, and related interest expense, used to finance the acquisition, depreciation of the fair value of assets purchased and amortization of goodwill and a noncompete agreement.